UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	May 12, 2008
NexMed, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Twin Rivers Drive, East Windsor, New Jersey		08520
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 371-8123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

NexMed, Inc. (the “Company”) entered into a binding commitment for a $3 million credit line (the “Commitment”), dated as of May 12, 2008, with Southpoint Master Fund LP (the “Lender”). Pursuant to the Commitment, the Company established a $3 million credit line (the “Credit Line”) with the Lender, which expires on December 31, 2008. The Company may draw down (“Draw Down”) on the Credit Line up to five times during the term of the Credit Line, and Draw Downs may not exceed $600,000 in any 30 day period. In addition, the Company may only Draw Down when the Company’s cash and cash equivalents are below $1 million, and the Company must give the Lender at least 5 days’ notice prior to any Draw Down. In the event the results from the Phase 3 trials on the Company’s anti-fungal product are negative, further Draw Downs on the Credit Line will be prohibited.

The Company may repay the Draw Downs in either shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share, or cash at the Lender’s option on December 31, 2008. If the Lender chooses to be repaid with Common Stock, the number of shares of Common Stock issued will be equal to the amount of the total Draw Down divided by $1.01, which is 92.5% of the 5 day volume weighted average price of the Company’s Common Stock for the 5 day period ended May 9, 2008.

In consideration of making available the Credit Line, the Lender will receive a warrant (the “Warrant”) to purchase 250,000 shares of the Company’s Common Stock, which vested immediately upon the execution of the Commitment. The Warrant will have a 3 year term at an exercise price of $1.15, which is 105% of the 5 day volume weighted average price of the Company’s Common Stock for the 5 day period ended May 9, 2008. The resale of the Common Stock issued upon the exercise of the Warrant is the subject of piggyback registration rights.

Under the Commitment, if Common Stock is issued for the repayment, the Company will file a registration statement (the “Registration Statement”) covering the resale of the Common Stock issued to the Lender within 30 days of the Company’s repayment in full of the Draw Downs.

On May 14, 2008, the Company issued a press release announcing the Commitment. The entire text of the press release is furnished as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1 Form of Binding Commitment for Credit Line, dated May 12, 2008

99.1 Press release issued by NexMed, Inc., dated May 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name:	Mark Westgate
Title:	Vice President and Chief Financial Officer
Date: May 14, 2008